As filed with the Securities and Exchange Commission on November 25, 1997
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                    CARDIODYNAMICS INTERNATIONAL CORPORATION
               (Exact name of issuer as specified in its charter)

        CALIFORNIA                                       95-3533362
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                        6175 NANCY RIDGE DRIVE, SUITE 300
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                                ---------------

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                (as amended and restated through October 8, 1997)
                            (Full title of the plan)

                                ---------------

                                 RICHARD E. OTTO
                             Chief Executive Officer
                    CARDIODYNAMICS INTERNATIONAL CORPORATION
                        6175 NANCY RIDGE DRIVE, SUITE 300
                           SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (619) 535-0202
          (Telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:
                             HAYDEN J. TRUBITT, ESQ.
                         Brobeck, Phleger & Harrison LLP
                          550 West C Street, Suite 1300
                               San Diego, CA 92101

                                ---------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                ---------------

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed        Proposed
  Title of                                        Maximum         Maximum
 Securities                        Amount        Offering        Aggregate         Amount of
   to be                           to be          Price         Offering         Registration
 Registered                      Registered(1)  per Share(2)      Price  (2)        Fee
 ----------                      -------------  ------------    ------------      --------
Options to Purchase Common Stock 1,000,000         N/A             N/A                N/A

Common Stock, no par value       1,000,000         $2.50        $2,500,000           $758

-----------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of CardioDynamics International Corporation on November 19, 1997 as reported by the Nasdaq SmallCapMarket.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        CardioDynamics International Corporation (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register an additional 1,000,000 shares of the Registrant's Common Stock for issuance pursuant to options and/or direct stock issuances granted under the Registrant's 1995 Stock Option/Stock Issuance Plan, as amended.

Item 3.  Incorporation of Certain Documents by Reference

              The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the
Commission:

              (a) The Registrant's Registration Statement on Form S-8 filed on October 21, 1996 -- Registration No. 333-14515 (the "1996 Registration Statement").

              (b) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1996, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

              (c) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended February 28, 1997, May 31, 1997 and August 31, 1997.

              (d) The Registrant's Registration Statement on Form 8-A, filed with the Commission April 19, 1984 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

              All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

              Not applicable.

Item 5.  Interests of Named Experts and Counsel

              Not applicable.

Item 6.  Indemnification of Directors and Officers

              (a) Section 317 of the California General Corporation Law provides for the indemnification to officers and directors of the Company and its subsidiaries against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

              (b) Article Three of the Bylaws of the Company provides that the Company shall have power to indemnify any person who is or was a director, officer, employee or agent of the Company as provided in Section 317 of the California General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending a civil or criminal action, suit of proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the California General Corporation Law.

              (c) Article IV of the Company's Articles of Incorporation provides that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. Accordingly, a director will not be liable for monetary damages for breach of duty to the Company or its shareholders in any action brought by or in the right of the Company. However, a director remains liable to the extent required by law for
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any act or omission occurring prior to the date when the exculpation provision became effective and (vii) any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The effect of the provisions in the Articles of Incorporation is to eliminate the rights of the Company and its shareholders (through shareholder derivative suits on behalf of the Company) to recover monetary damages against a director for breach of duty as a director, including breaches resulting from negligent behavior in the context of transactions involving a change of control of the Company or otherwise, except in the situations described in clauses (i) through (vii) above. These provisions will not alter the liability of directors under federal securities laws.

               The Company is authorized to provide indemnification of its agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. The Company has entered into such indemnification agreements with each of its directors and officers.


Item 7.  Exemption from Registration Claimed

              Not applicable.

Item 8.  Exhibits

Exhibit Number    Exhibits
--------------    --------
     5.1          Opinion of Brobeck, Phleger & Harrison LLP.
    23.1          Independent Auditors' Consent  - Peterson & Co.
    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1
    24.           Power of Attorney.  Reference is made to page II-4 of this Registration
                  Statement.
    99.1          1995 Stock Option/Stock Issuance Plan, as amended and restated through
                  October 8, 1997.
    99.2*         Form of Stock Option Agreement.


    99.3*         Form of Notice of Grant.

    ----------------------

* These exhibits were previously filed as part of, and are hereby incorporated by reference to exhibits 99.2 and 99.3 of, the Company's Form S-8 registration statement filed on October 21, 1996.

Item 9.  Undertakings

              A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option Plan.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 21st day of November, 1997.

                                       CARDIONDYNAMICS INTERNATIONAL CORPORATION

                                       By  /s/ Richard E. Otto
                                         ---------------------------------------
                                           Richard E. Otto
                                           Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of CardioDynamics International Corporation, a California corporation, do hereby constitute and appoint Richard E. Otto and Stephen P. Loomis, or either of them, their lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                        Title                                             Date
         ---------                                        -----                                             ----
 /s/ RICHARD E. OTTO                             Chief Executive Officer                            November 21, 1997
-----------------------------
Richard E. Otto                                       and Director
                                              (Principal Executive Officer)

 /s/ STEPHEN P. LOOMIS             Vice-President, Finance and Chief Financial Director             November 21, 1997
-----------------------------
Stephen P. Loomis                  (Principal Financial Officer and Accounting Officer)

 /s/ STEPHENSON M. DECHANT                              Director                                    November 21, 1997
-----------------------------
Stephenson M. Dechant


 /s/ CAM L. GARNER                                      Director                                    November 21, 1997
-----------------------------
Cam L. Garner

 /s/ NICHOLAS V. DIACO, M.D.                            Director                                    November 21, 1997
-----------------------------
Nicholas V. Diaco, M.D.

                                                        Director                                    November___, 1997
-----------------------------
James C. Gilstrap

/s/ LOUIS P. FERRERO                                    Director                                    November 21, 1997
-----------------------------


Louis P. Ferrero

 /s/ MICHAEL D. PADILLA                                 Director                                    November 21, 1997
-----------------------------
Michael D. Padilla

/s/ ALLEN E. PAULSON                                    Director                                    November 21, 1997
-----------------------------
Allen E. Paulson

 /s/ RICHARD O. MARTIN                                  Director                                    November 21, 1997
-----------------------------
Richard O. Martin

                                  EXHIBIT INDEX

Exhibit Number                Exhibits
--------------                --------
     5.1          Opinion of Brobeck, Phleger & Harrison LLP.
    23.1          Independent Auditors' Consent  - Peterson & Co.
    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1
    24.           Power of Attorney.  Reference is made to page II-4 of this Registration
                  Statement.
    99.1          1995 Stock Option/Stock Issuance Plan, as amended and restated through
                  October 8, 1997.
    99.2*         Form of Stock Option Agreement.
    99.3*         Form of Notice of Grant.

    ----------------------

* These exhibits were previously filed as part of, and are hereby incorporated by reference to exhibits 99.2 and 99.3 of, the Company's Form S-8 registration statement filed on October 21, 1996.